Exhibit 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES FOURTH QUARTER

AND FULL-YEAR 2008 RESULTS

Company Reports Significant Progress in Aligning Costs with Near-Term Sales Trends

MINNEAPOLIS – (March 19, 2009) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced results for the fiscal 2008 fourth quarter ended January 3, 2009. Net sales for the quarter totaled $131.1 million, a decrease of 31 percent, compared to $190.7 million in the fourth quarter of 2007. The company reported a fourth quarter net loss of $57.4 million, or $1.30 per diluted share, compared to net income of $2.2 million, or $0.05 per diluted share, in the fourth quarter of 2007. Fourth quarter results include $58.9 million in charges, including $32.1 million in asset impairments for stores and information systems, and a $26.8 million charge for the establishment of a deferred tax valuation allowance. Excluding these charges, the company would have reported a net loss of $11.4 million or $0.26 per diluted share.

“2008 was a difficult year for the entire bedding industry, including Select Comfort. Economic conditions deteriorated steadily as the year progressed, and consumer sentiment weakened further in the fourth quarter,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “Despite this, we achieved positive operating cash flow for the year as a result of proactive and aggressive cost-reduction actions, and we expect significant improvement in earnings for the first quarter of 2009.”

McLaughlin said the company is focused on three key priorities in response to the current economic challenges:

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Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 2 of 11

•	Reducing costs to more closely align them with near-term sales trends;
•	Re-igniting the Sleep Number brand and enhancing its relevance to consumers seeking greater value; and,
•	Preserving cash and working to increase financial flexibility.

“During the fourth quarter, we implemented a series of initiatives to reduce fixed and variable costs, maintain margins and improve sales consistency. These initiatives, which are continuing in the first quarter of 2009, are expected to deliver approximately $80 million in cost savings in 2009,” McLaughlin continued. “We also have shifted marketing and promotional activities to focus more on affordable entry-level products and have seen an improvement in sales trends during the first quarter of 2009. We anticipate that challenging conditions will persist throughout the year, but believe the cost actions we have taken, and continue to take, should allow us to generate year-over-year improvement in earnings and positive cash flow in 2009.”

Fourth Quarter and Full-Year Summary

During the fourth quarter, retail sales declined 25 percent, driven by a 29 percent decline in same-store sales, with a net reduction of seven stores during the past 12 months. During the fourth quarter, the company closed five stores. Fourth quarter e-commerce and direct-marketing sales were lower, with revenues in these channels declining 41 percent and 37 percent, respectively. Wholesale sales declined 61 percent in the period.

Fourth quarter gross profit margin of 55.9 percent declined 2.6 percentage points from 58.5 percent in the prior year period. The decline reflects a more aggressive pricing and promotion strategy to generate store traffic and drive sales. Sales and marketing costs in the fourth quarter of 2008 decreased by 19 percent to $74.0 million, representing 56.5 percent of net sales. This compares to $91.8 million, or 48.2 percent of net sales in the prior-year period.

General and administrative expenses were $16.1 million in the fourth quarter, or 12.3 percent of net sales. This compares to $15.2 million, or 8.0 percent of net sales, in the fourth quarter of 2007. The year-over-year variance would have been positive without approximately $2.0 million of fourth

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Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 3 of 11

quarter 2008 expenses associated with SAP project termination costs and financing-related consulting fees.

Cash flows from operating activities were $3.0 million for full-year 2008, compared to $44.0 million for full-year 2007. The company reduced 2008 capital expenditures to $32.2 million, compared to $43.5 million in the prior year. As of January 3, 2009, cash and cash equivalents totaled $13.1 million and outstanding debt totaled $80.3 million.

Net sales for 2008 totaled $608.5 million, a decrease of 24 percent compared to $799.2 million in 2007. The company reported a 2008 net loss of $70.2 million, or $1.59 per diluted share, compared to net income of $27.6 million or $0.57 per diluted share, in 2007. Asset impairments and the deferred tax valuation allowance totaled $61.4 million for the year. Excluding these charges, the company would have reported a net loss of $22.6 million or $0.51 per diluted share.

Fiscal 2009 Outlook

The company does not provide specific earnings guidance. However, it expects that macro-economic trends and consumer confidence will remain weak throughout the year, and that its sales will decline commensurate with its peer group. As a result of the significant actions taken to reduce costs, the company expects to achieve positive free cash flow and moderately improved profitability in 2009 compared to 2008, before the impact of one-time charges and asset impairments in 2008. These improved trends are already being realized on a first quarter-to-date basis.

Financial Position

As previously disclosed, the company has obtained temporary waivers to comply with certain ongoing bank covenants. During the fourth quarter of 2008 and into the first quarter of 2009, it entered into amendments to its existing credit agreement and has continued to operate under its borrowing limits as a result of modifications to that agreement. The company has continued to work closely with its banks throughout this period. The company also reiterated that it has been pursuing a range of strategic and financing alternatives to enhance both its short-term and long-term financial flexibility.

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Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 4 of 11

“There is no doubt that we are operating in the most challenging environment in our company’s history. While we have made good progress on reducing costs and stabilizing sales, it also is important for us to further enhance our financial flexibility,” explained McLaughlin. “Accordingly, we are reviewing various financing and strategic alternatives that will provide additional capital and strengthen our financial position in the near-term and for the future.”

The company’s financial statements for the year ended January 3, 2009, as disclosed in its Form 10-K filed with the Securities and Exchange Commission today, contained a going concern qualification from its auditors. This statement is made in compliance with NASDAQ Rule 4350(b), which requires disclosure of receipt of an audit opinion that contains a going concern qualification.

Cost Reduction and Other Initiatives

As highlighted previously, the company expects to benefit from a series of initiatives to reduce costs and stabilize sales, including actions taken in the fourth quarter of 2008 involving:

•	The reduction in corporate workforce by approximately 22 percent, reducing fixed G&A by $10.0 million on an annual basis; and
•	The reduction of capital investment by $25.0 million or more by suspending further store openings and ceasing all activities related to the implementation of SAP-based IT applications.

Continued actions in the first quarter of 2009 include:

•	Plans to close 55 or more stores in 2009, including 30 stores in the first quarter, reducing fixed store costs by approximately $10.0 million;
•	Supply chain restructuring initiatives that drive savings of more than $6.0 million in 2009, including logistics resizing and the closing of the company’s Omaha, Neb., facility;
•	The reduction of media spend by $30.0 million, in line with recent and projected sales trends;
•	A $20.0 million additional reduction in fixed and discretionary marketing and selling expenses;
•

The relaunch of the Sleep Number bed line, reducing product costs by $10.0 million, improving product quality, and focusing on price points below $1,500 to provide broader selection at entry-level price points and a clear product step-up strategy;

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Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 5 of 11

•	The introduction of more aggressive pricing and promotional strategy to drive traffic and conversion; and
▪	The introduction of new direct marketing TV creative and local radio, highlighting unique product advantages, which to date, has generated consistent traffic on a lower year-over-year media spend.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) March 19, 2009. To listen to the call, please dial (888) 972-6711 (international participants dial (210) 234-0123) and reference the passcode “Sleep.” To access the Webcast, please visit the investor relations area of the Select Comfort Web site.

A replay will remain available until midnight Central Time, March 27, 2009, by dialing (402) 998-0960. The Webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 450 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under

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our bank line of credit, and the potential need to obtain additional capital through the issuance of debt or equity securities; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

(1) Top 25 Bedding Retailers, Furniture/Today, August 2008.

Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 7 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	January 3, 2009	% of Net Sales		December 29, 2007	% of Net Sales
Net sales	$131,073	100.0%		$190,672	100.0%
Cost of sales	57,827	44.1%		79,130	41.5%
Gross profit	73,246	55.9%		111,542	58.5%

Operating expenses:
Sales and marketing	73,994	56.5%		91,832	48.2%
General and administrative	16,114	12.3%		15,249	8.0%
Research and development	1,295	1.0%		1,451	0.8%
Asset impairment charges	32,060	24.5%		211	0.1%
Total operating expenses	123,463	94.2%		108,743	57.0%
Operating (loss) income	(50,217)	(38.3%	)	2,799	1.5%
Other expense, net	(1,289)	(1.0%	)	(209)	(0.1%	)
(Loss) income before income taxes	(51,506)	(39.3%	)	2,590	1.4%
Income tax (benefit) expense	5,930	4.5%		422	0.2%
Net (loss) income	$(57,436)	(43.8%	)	$2,168	1.1%

Net (loss) income per share – basic	$(1.30)			$0.05
Net (loss) income per share – diluted	$(1.30)			$0.05

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,305			44,000
Effect of dilutive securities:
Options	—			1,038
Restricted shares	—			293
Diluted weighted-average shares outstanding[1]	44,305			45,331

1For the three months ended January 3, 2009, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Note: The fourth quarter of fiscal 2008 included an extra week as compared to fiscal 2007.

Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 8 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Twelve Months Ended
	January 3, 2009	% of Net Sales		December 29, 2007	% of Net Sales
Net sales	$608,524	100.0%		$799,242	100.0%
Cost of sales	249,952	41.1%		312,827	39.1%
Gross profit	358,572	58.9%		486,415	60.9%

Operating expenses:
Sales and marketing	332,068	54.6%		372,467	46.6%
General and administrative	57,994	9.5%		64,351	8.1%
Research and development	3,374	0.6%		5,682	0.7%
Asset impairment charges	34,594	5.7%		409	0.1%
Total operating expenses	428,030	70.3%		442,909	55.4%
Operating (loss) income	(69,458)	(11.4%	)	43,506	5.4%
Other expense, net	(3,285)	(0.5%	)	(40)	0.0%
(Loss) income before income taxes	(72,743)	(12.0%	)	43,466	5.4%
Income tax (benefit) expense	(2,566)	(0.4%	)	15,846	2.0%
Net (loss) income	$(70,177)	(11.5%	)	$27,620	3.5%

Net (loss) income per share – basic	$(1.59)			$0.59

Net (loss) income per share – diluted	$(1.59)			$0.57

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,186			46,536
Effect of dilutive securities:
Options	—			1,455
Restricted shares	—			301
Diluted weighted-average shares outstanding[1]	44,186			48,292

1For the twelve months ended January 3, 2009, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Note: Fiscal 2008 included 53 weeks, as compared to 52 weeks in fiscal 2007.

Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 9 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

Assets	January 3, 2009	December 29, 2007
Current assets:
Cash and cash equivalents	$13,057	$7,279
Accounts receivable, net of allowance for doubtful accounts of $713 and $876, respectively	4,939	18,902
Inventories	18,675	32,517
Income taxes receivable	25,900	—
Prepaid expenses	4,109	9,816
Deferred income taxes	1,323	6,796
Other current assets	1,150	3,833
Total current assets	69,153	79,143
Property and equipment, net	53,274	80,409
Deferred income taxes	5,941	25,543
Other assets	7,045	5,394
Total assets	$135,413	$190,489
Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Borrowings under revolving credit facility	$79,150	$37,890
Accounts payable	40,274	69,775
Customer prepayments	11,480	8,327
Accruals:
Sales returns	2,744	3,751
Compensation and benefits	14,575	14,865
Taxes and withholding	2,938	4,812
Other current liabilities	8,526	9,723
Total current liabilities	159,687	149,143

Non-current liabilities:
Warranty liabilities	5,956	6,747
Capital lease obligations	621	—
Other long-term liabilities	10,779	10,473
Total non-current liabilities	17,356	17,220
Total liabilities	177,043	166,363

Shareholders’ (deficit) equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 44,962 and 44,597 shares issued and outstanding, respectively	450	446
Additional paid-in capital	4,417	—
(Accumulated deficit) retained earnings	(46,497)	23,680
Total shareholders’ (deficit) equity	(41,630)	24,126
Total liabilities and shareholders’ (deficit) equity	$135,413	$190,489

Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 10 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	January 3, 2009	December 29, 2007
Cash flows from operating activities:
Net (loss) income	$(70,177)	$27,620
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22,186	24,791
Stock-based compensation	3,702	6,252
Excess tax benefits from stock-based compensation	(19)	(1,497)
Disposals and impairments of assets	34,577	596
Changes in deferred income taxes	25,075	(7,280)
Other, net	—	270
Change in operating assets and liabilities:
Accounts receivable	13,963	(6,738)
Inventories	13,842	(8,397)
Income taxes receivable	(25,900)	—
Prepaid expenses and other assets	7,627	(1,020)
Accounts payable	(20,047)	12,201
Customer prepayments	3,153	(1,225)
Accrued sales returns	(1,007)	(156)
Accrued compensation and benefits	(250)	(5,179)
Accrued taxes and withholding	(1,846)	1,646
Warranty liabilities	(1,454)	(719)
Other accruals and liabilities	(452)	2,866
Net cash provided by operating activities	2,973	44,031

Cash flows from investing activities:
Purchases of property and equipment	(32,202)	(43,514)
Proceeds from sales and maturity of marketable debt securities	—	81,086
Net cash (used in) provided by investing activities	(32,202)	37,572

Cash flows from financing activities:
Net increase in short-term borrowings	35,809	45,240
Repurchases of common stock	—	(134,452)
Proceeds from issuance of common stock	651	4,572
Excess tax benefits from stock-based compensation	19	1,497
Debt issuance costs	(1,472)	—
Net cash provided by (used in) financing activities	35,007	(83,143)

Increase (decrease) in cash and cash equivalents	5,778	(1,540)
Cash and cash equivalents, at beginning of period	7,279	8,819
Cash and cash equivalents, at end of period	$13,057	$7,279

Select Comfort Announces Fourth Quarter and Full-Year 2008 Results – Page 11 of 11

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended				Twelve Months Ended
	January 3, 2009		December 29, 2007		January 3, 2009		December 29, 2007
Percent of sales:
Retail	80.9%		74.4%		78.2%		75.4%
Direct	6.9%		7.5%		7.7%		8.0%
E-Commerce	6.0%		6.9%		6.1%		6.8%
Wholesale	6.2%		11.2%		8.0%		9.8%
Total	100.0%		100.0%		100.0%		100.0%

Sales growth rates:
Comparable-store sales[1]	(29%	)	(13%	)	(25%	)	(11%	)
Net new stores/other	4%		9%		4%		9%
Retail total	(25%	)	(4%	)	(21%	)	(2%	)
Direct	(37%	)	(15%	)	(26%	)	(16%	)
E-Commerce	(41%	)	4%		(32%	)	20%
Wholesale	(61%	)	6%		(38%	)	11%
Total	(31%	)	(4%	)	(24%	)	(1%	)

Stores open:
Beginning of period	475		471		478		442
Opened	1		8		19		45
Closed	(5)		(1)		(26)		(9)
End of period	471		478		471		478

Retail partner doors	801		891		801		891

Other metrics:
Average sales per store ($ in 000’s)[2]	$984		$1,318
Average sales per square foot ($s)[2]	$703		$1,024
Stores > $1 million net sales[2]	45%		73%
Average mattress sales per mattress unit (Q4 Company-owned channels; $s)	$1,712		$1,654

1Fiscal 2008 included 53 weeks, as compared to 52 weeks in fiscal 2007. The additional week in 2008 was in the fiscal fourth quarter. Comparable-store sales have been adjusted and reported as if both years had the same number of weeks.

2Trailing twelve months for stores open at least one year.